UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

As of December 1, 2022, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on December 16, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of December 1, 2022 (number of shares finalized on December 16, 2022)	444,153	$10,271,342

Item 7.01. Regulation FD Disclosures

December 2022 Distributions

On December 16, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$0.0000	$0.1600
Class S Common Shares	$0.1600	$0.0167	$0.1433
Class D Common Shares	$0.1600	$0.0049	$0.1551

The distributions for each class of Shares are payable to shareholders of record as of the open of business on December 30, 2022 and will be paid on or about January 27, 2023. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of November 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of November 30, 2022
Class I Common Shares	$23.13
Class S Common Shares	$23.13
Class D Common Shares	$23.13

As of November 30, 2022, the Fund’s aggregate NAV was $2.1 billion, the fair value of its investment portfolio was approximately $4.4 billion and it had approximately $2.4 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 1.11x. The Fund’s net leverage ratio as of November 30, 2022 was approximately 1.06x.(1)

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	10,743,148	$252,010,276
Class S Common Shares	10,843,257	$259,261,924
Class D Common Shares	140,373	$3,280,529
Private Offering:
Class I Common Shares	73,283,824	$1,807,966,113
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	95,010,601	$2,322,518,843

*	Amounts may not sum due to rounding.

Portfolio and Business Commentary

(All figures as of November 30, 2022, unless otherwise noted)

ADS’s NAV per share was $23.13, up 0.3% from $23.07 as of October 31, 2022. This month’s NAV per share movement was driven by the increase in the earnings power of the portfolio powered by our directly originated private loans, as well as the mark-to-market on our liquid loan investments amid the broader credit market rally in November 2022. The Fund’s 1-month, 3-month and year-to-date returns through November 30, 2022 were 1.0%, 0.1% and -1.4%, respectively (for Class I common shares).1

As of November 30, 2022, our portfolio was approximately $4.4 billion based on fair market value across 133 issuers and 45 industries. Our portfolio, which comprises of debt investments that were predominantly sourced and underwritten this year, is defensively positioned given our focus on large-cap borrowers and our conservative structuring approach. The median EBITDA of our portfolio companies was $216 million, and the portfolio’s net loan-to-value and interest coverage were 40%, and 2.6x, respectively.2 The Fund continues to focus on investing at the top-of-the-capital structure in borrowers that have scaled, defensive business models and attractive cash flow characteristics. As of November 30, 2022, 99% of our portfolio was first lien based on market value and 99% was floating rate, which enhances the Fund’s earnings power in this higher interest rate environment. In November, ADS increased its distribution per share from $0.14 to $0.16, representing a current distribution rate of 8.3%.3 As of November 30, 2022, there were no investments on non-accrual status.

The Fund continues to have robust liquidity with approximately $1.0 billion immediately available under our secured financing facilities as of November 30, 2022.4 Given the variability in market conditions year-to-date, we have chosen to operate at the lower end of our target leverage range of 1.00x to 1.25x, ending the month at 1.06x net leverage, to position ourselves offensively in this environment. We are seeing banks focused on de-risking their balance sheets and the leveraged loan and high yield markets operating at significantly reduced issuance capacity in the current market environment. In light of this, we believe we can provide first lien loans to higher quality, large corporate issuers at better pricing and terms.

Select Recent Transaction Highlights:

Zendesk Inc.

In November 2022, Apollo served as Joint Lead Arranger on a senior secured credit facility to support Hellman & Friedman and Permira’s take-private of Zendesk. Zendesk is a SaaS franchise that provides cloud-based customer service solutions for approximately 109,600 customers in over 160 countries. Apollo was approached by the sponsors to provide the take-private financing given its existing relationship and Apollo’s leadership role in several of the sponsors’ recent financings.

Undisclosed Healthcare Company

In November 2022, Apollo served as Sole Lender on a senior secured credit facility to support a sponsor’s dividend recapitalization for a healthcare portfolio company. The company is a provider of primary and secondary healthcare services in the United Kingdom. Apollo approached the sponsor with the financing solution and was able to structure an attractive risk-adjusted return transaction with low opening leverage. Due to Apollo’s due diligence capabilities and strong relationship with the sponsor, Apollo was able to move quickly as the Sole Lender in the transaction.

1.

For Class S common shares, ADS generated returns of 0.9% and -2.6% for the month of November and since inception (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 0.9% and 4.2% for the month of November and since inception (inception date is July 1, 2022), respectively.

2.	Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful.

3.	Based on November 30, 2022 NAV per share of $23.13. Represents distribution rate for Class I common shares. The distribution rate for Class S and Class D common shares are 7.4% and 8.0%, respectively.

4.

Availability includes cash and net receivables from investments and is pro forma for the $300 million upsize of ADS’s Cardinal Funding Secured Credit Facility, which closed on December 9, 2022 and the $200 million unsecured notes issuance that ADS priced in November 2022 and will be funded across December 2022 and January 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: December 16, 2022	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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